EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

OF GASCO ENERGY, INC. UNDER SECTION 906 OF

THE SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

I, W. King Grant, Chief Executive Officer of Gasco Energy, Inc. (the “Company”), hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to my knowledge, the accompanying report on Form 10-Q for the period ending June 30, 2012 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

I further certify that, to my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ W. King Grant
Name: W. King Grant
Title: President and Chief Executive Officer
Date: July 31, 2012